Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), I, Patrick Soon-Shiong, hereby certify that, to my knowledge:
(i)    the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 to which this Certification is attached as Exhibit 32.1 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Exchange Act, and
(ii)    that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of NantHealth, Inc.
Date: April 14, 2023

By:	/s/ Patrick Soon-Shiong
Dr. Patrick Soon-Shiong
Chairman, Chief Executive Officer and Director
(Principal Executive Officer)
This certification accompanies the Annual Report on Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of NantHealth, Inc. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.